Exhibit 99.1

    Staktek Holdings Reports Second Quarter 2007 Financial Results

    AUSTIN, Texas--(BUSINESS WIRE)--August 1, 2007--Staktek Holdings, Inc. (Nasdaq:STAK), a market-leading provider of intellectual property (IP) and services for next-generation module technologies, today announced financial results for the second quarter ended June 30, 2007.

    Total revenue for the quarter was $8.2 million, which exceeded the previously stated guidance of $6 to $8 million, and compares to $8.7 million in the first quarter of 2007 and $14.4 million in the second quarter of 2006. Services revenue was $7.4 million, compared to $7.2 million in the previous quarter and $11.1 million in the second quarter of 2006. License revenue was $775,000, compared to $1.5 million in the previous quarter and $3.3 million in the second quarter of 2006.

    Under generally accepted accounting principles (GAAP), net loss for the second quarter was $4.1 million, or ($0.09) per diluted share, compared to net loss of $2.9 million, or ($0.06) per diluted share, in the first quarter of 2007 and net income of $592,000, or $0.01 per diluted share, in the second quarter of 2006. The second quarter operating loss was $3.6 million, which compares to an operating loss of $4.1 million in the previous quarter and $326,000 in the year ago period. Excluding non-cash charges for stock-based compensation and amortization and impairment of acquisition intangibles, the non-GAAP net loss was $452,000, or $0.01 per diluted share, compared to non-GAAP net income of $70,000, or $0.00 per diluted share, in the previous quarter. Non-GAAP operating loss in the second quarter of 2007 was $751,000. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement tables following the text of this press release.

    Cash, cash equivalents and short-term investments on June 30, 2007 were $78.1 million, compared to $77.7 million on March 31, 2007.
During the second quarter of 2007, the company repurchased approximately 375,000 shares of its common stock under its repurchase program at a cost of approximately $1.2 million.

    Business Summary

    "We made additional progress with our FlashStak(TM) product during the second quarter, securing an additional customer that will utilize our technology and stacking services for handheld consumer devices," commented Wayne Lieberman, president and CEO of Staktek Holdings.

    "Recently, we announced the availability of two new technologies that we are working to productize. The 32GB Secure Digital High-Capacity (SDHC) memory card technology for removable Flash cards is targeted for handheld consumer devices, such as digital video cameras, including high-definition video cameras, digital still cameras and personal media players. Our DSD-Pak(TM) multi-die packaging technology platform packages one or multiple Die-Substrate-Die subassemblies for thinner, highly integrated packages with improved testability and electrical performance.

    "Finally, with respect to our M&A strategy, we continued our due diligence efforts to identify acquisition opportunities that will expand our business," concluded Lieberman.

    Business Outlook

    Staktek expects third quarter 2007 total revenue to be approximately $7 million to $8.5 million. The mix between license and services revenue will shift more towards license revenue in the third quarter as the company transitions certain customers to a license model.

    Web Cast and Conference Call

    Staktek management will host a conference call and web cast with investors today, August 1, 2007, at 3:30 p.m. Central time (4:30 p.m. Eastern time) to discuss the second quarter financial results and the business outlook going forward for the third quarter of 2007. Investors and other interested parties may access the call by dialing 877-704-5386 in the U.S. (913-312-1302 outside of the U.S.), with the confirmation code 2459536, at least 10 minutes prior to the start of the call. In addition, an audio web cast will be available through the Staktek web site at http://www.staktek.com. A replay will be available for 48 hours following the call at 888-203-1112 in the U.S. (719-457-0820 outside of the U.S.), confirmation code 2459536.

    Cautionary Language

    This press release contains forward-looking statements. These statements are generally accompanied by words such as "expect," "anticipate," "believe," "estimate," and similar expressions. These statements include our estimates of third quarter 2007 revenue, the mix between license and services revenue and our transition of certain customers to a license model. We do not have long-term agreements with our customers or sufficient backlog to rely upon when forecasting results, so our future performance is very difficult to predict. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, transitions in the technologies utilized by OEMs and others (including but not limited to increased use of dual-die and planar solutions and a continuing shift from DDR-1 to DDR-2) and the resulting impact on our business; reduced DRAM pricing and less demand for our products, due to a DRAM oversupply in certain instances; having significant customer concentration and the impact on our operating results of a material decline in orders from any customer or of a consolidation of our customers; the risk that a competitor or significant customer develops or adopts an alternative solution or competing product; the risk that demand for our solutions is lower than expected; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for systems that incorporate our technologies; the risks associated with expanding into new markets without past experience in those markets and to releasing new products generally; the risk that our new technologies, such as our High Performance II, NAND Flash-memory stacking technologies, FlashStak X-2, ArctiCore, MobileStak(TM), SDHC memory card and DSD-Pak, are not completed, tested or accepted in a timely fashion; the risk that we are unable to protect our intellectual property rights; the risk that we are unable to productize or monetize the intellectual property that we develop; the risk that we will be unable to enter into additional license agreements to license our technologies; the risks associated with intellectual property litigation or other litigation; the risk that our customers or we are unable to obtain adequate memory or other materials; the risk that we incur problems in our manufacturing processes or facilities or that we are unable to maintain or improve our manufacturing capacity and turnaround times; risks related to qualifying our current or future products in our customers' future products; risks related to increasing our royalty-based revenue; risks associated with competing with larger companies and companies with market share where we are targeting expansion; risks related to product liability claims in the event our services and technologies are used in defective products or include defective parts; risks associated with failing to achieve standardization of certain of our products (such as ArctiCore) from JEDEC; risks associated with acquiring other businesses or technologies in the future; our inability to identify companies to acquire; our inability to successfully integrate companies that we do acquire; and the risks associated with our dependence on a few key personnel to manage our business effectively.

    For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, and in particular, our Form 10-K filed on March 8, 2007. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

    About Staktek Holdings

    Staktek is a market-leading provider of intellectual property and services for next-generation module technologies for high-speed, high-capacity systems. Staktek's TSOP and BGA memory stacking solutions increase operational performance by doubling, tripling or quadrupling the amount of memory in the same physical footprint as required by standard packaging technologies. Staktek's ArctiCore is a module technology using a double-sided, multi-layer flexible circuit folded around an aluminum core and is designed for superior thermal, mechanical and electrical performance. With an IP portfolio of more than 200 patents and patent applications pending, the company offers flexibility for customers, including outsourced manufacturing, technology licensing and custom engineering. Headquartered in Austin, Texas, Staktek operates an ISO-certified manufacturing facility in Reynosa, Mexico. For more information, go to http://www.staktek.com.

    Staktek is a trademark of Staktek Group LP.

    Non-GAAP Financial Measurements

    In addition to the GAAP results provided by this document, the company has provided non-GAAP financial measurements that present operating income, net income and earnings per diluted share on a basis excluding non-cash charges for stock-based compensation and amortization and impairment of acquisition intangibles and the associated income tax effect. Details of these excluded items are presented in one of the tables below, which reconcile the GAAP results to non-GAAP financial measurements described in this press release. Also, this press release, the associated tables and the reconciliation from GAAP results to additional non-GAAP financial measurements that may be discussed in the Q2 2007 earnings conference call can be found on the company's web site at http://www.staktek.com. Staktek has chosen to provide non-GAAP financial measurements to investors because it believes that excluding certain charges represents a better basis for the comparison of its current results to the results of its peer companies. In addition, the company believes that it provides a means to highlight the results of core ongoing operations to investors. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.



STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)


                                                Three Months Ended
                                            --------------------------
                                            Jun. 30, Mar. 31, Jun. 30,
                                             2007     2007     2006
                                            -------- -------- --------
Revenue:
  Services                                   $7,464   $7,182  $11,094
  License                                       775    1,496    3,325
                                            -------- -------- --------
      Total revenue                           8,239    8,678   14,419
Cost of revenue:
  Services (1)                                5,729    5,848    7,045
  Amortization and impairment of acquisition
   intangibles                                1,103    1,700    1,656
                                            -------- -------- --------
      Total cost of revenue                   6,832    7,548    8,701
                                            -------- -------- --------
Gross profit                                  1,407    1,130    5,718
Operating expenses:
  Selling, general and administrative (1)     3,389    3,339    3,769
  Research and development (1)                1,493    1,776    1,680
  Restructuring                                   -        -      391
  Amortization of acquisition intangibles       138      138      204
                                            -------- -------- --------
      Total operating expenses                5,020    5,253    6,044
                                            -------- -------- --------
Loss from operations                         (3,613)  (4,123)    (326)
Other income (expense):
  Interest income                               839      836      741
  Interest expense                               (6)      (2)       -
  Other, net                                    (21)     (32)     (28)
                                            -------- -------- --------
Total other income, net                         812      802      713
                                            -------- -------- --------
Income (loss) before income taxes            (2,801)  (3,321)     387
Provision (benefit) for income taxes          1,307     (385)    (205)
                                            -------- -------- --------
Net income (loss)                           $(4,108) $(2,936)    $592
                                            ======== ======== ========
Earnings (loss) per share:
  Basic                                      $(0.09)  $(0.06)   $0.01
                                            ======== ======== ========
  Diluted                                    $(0.09)  $(0.06)   $0.01
                                            ======== ======== ========
Shares used in computing earnings (loss) per
 share:
  Basic                                      47,380   47,377   48,303
  Diluted                                    47,380   47,377   49,894


(1) Includes stock-based compensation
 expense as follows:
      Cost of revenue                          $110     $101     $155
      Selling, general and administrative
       expense                                1,273    1,240    1,171
      Research and development expense          238      246      229
                                            -------- -------- --------
                                             $1,621   $1,587   $1,555
                                            ======== ======== ========




STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)


                                                     Six Months Ended
                                                     -----------------
                                                     Jun. 30, Jun. 30,
                                                      2007     2006
                                                     -------- --------
Revenue:
  Services                                           $14,646  $20,726
  License                                              2,271    6,173
                                                     -------- --------
      Total revenue                                   16,917   26,899
Cost of revenue:
  Services (1)                                        11,577   13,549
  Amortization and impairment of acquisition
   intangibles                                         2,803    3,312
                                                     -------- --------
      Total cost of revenue                           14,380   16,861
                                                     -------- --------
Gross profit                                           2,537   10,038
Operating expenses:
  Selling, general and administrative (1)              6,728    7,309
  Research and development (1)                         3,269    4,015
  Restructuring                                            -      391
  Amortization of acquisition intangibles                276      408
                                                     -------- --------
      Total operating expenses                        10,273   12,123
                                                     -------- --------
Loss from operations                                  (7,736)  (2,085)
Other income (expense):
  Interest income                                      1,675    1,411
  Interest expense                                        (8)      (5)
  Other, net                                             (53)     (35)
                                                     -------- --------
Total other income, net                                1,614    1,371
                                                     -------- --------
Loss before income taxes                              (6,122)    (714)
Provision (benefit) for income taxes                     922     (456)
                                                     -------- --------
Net loss                                             $(7,044)   $(258)
                                                     ======== ========
Loss per share:
  Basic                                               $(0.15)  $(0.01)
                                                     ======== ========
  Diluted                                             $(0.15)  $(0.01)
                                                     ======== ========
Shares used in computing loss per share:
  Basic                                               47,414   48,178
  Diluted                                             47,414   48,178


(1) Includes stock-based compensation expense as
 follows:
      Cost of revenue                                   $211     $294
      Selling, general and administrative expense      2,513    2,192
      Research and development expense                   484      515
                                                     -------- --------
                                                      $3,208   $3,001
                                                     ======== ========




STAKTEK HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

                                               Three Months Ended
                                          ----------------------------
                                          June 30, March 31, June 30,
                                            2007     2007      2006
                                          -------- --------- ---------
GAAP loss from operations                 $(3,613)  $(4,123)    $(326)
Non-GAAP adjustments:
  Amortization and impairment of
   acquisition intangibles                   1,241     1,838     1,860
  Stock-based compensation expense           1,621     1,587     1,555
                                          -------- --------- ---------
    Total non-GAAP adjustments               2,862     3,425     3,415
                                          -------- --------- ---------
Non-GAAP income (loss) from operations      $(751)    $(698)    $3,089
                                          ======== ========= =========


GAAP net income (loss)                    $(4,108)  $(2,936)      $592
Total non-GAAP adjustments affecting
 income (loss) from operations               2,862     3,425     3,415
Tax adjustment(a)                              794     (419)   (1,429)
                                          -------- --------- ---------
Non-GAAP net income (loss)                  $(452)       $70    $2,578
                                          ======== ========= =========

Shares used in calculating non-GAAP
 diluted earnings (loss) per share          47,380    48,382    49,894

Non-GAAP diluted earnings (loss) per share $(0.01)     $0.00     $0.05
                                          ======== ========= =========

(a) The non-GAAP tax adjustment represents the tax effect of the non-GAAP adjustments.




STAKTEK HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

                                                     Six Months Ended
                                                     -----------------
                                                     June 30, June 30,
                                                       2007     2006
                                                     -------- --------
GAAP loss from operations                            $(7,736) $(2,085)
Non-GAAP adjustments:
  Amortization and impairment of acquisition
   intangibles                                          3,079    3,720
  Stock-based compensation expense                      3,208    3,001
                                                     -------- --------
    Total non-GAAP adjustments                          6,287    6,721
                                                     -------- --------
Non-GAAP income (loss) from operations               $(1,449)   $4,636
                                                     ======== ========


GAAP net loss                                        $(7,044)   $(258)
Total non-GAAP adjustments affecting income (loss)
 from operations                                        6,287    6,721
Tax adjustment(a)                                         375  (2,390)
                                                     -------- --------
Non-GAAP net income (loss)                             $(382)   $4,073
                                                     ======== ========

Shares used in calculating non-GAAP diluted earnings
 (loss) per share                                      47,414   49,979

Non-GAAP diluted earnings (loss) per share            $(0.01)    $0.08
                                                     ======== ========

(a) The non-GAAP tax adjustment represents the tax effect of the non-GAAP adjustments.




STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)


                                                   Jun. 30,   Dec. 31,
                                                     2007       2006
                                                 ------------ --------
ASSETS                                            (unaudited)
Current assets:
  Cash and cash equivalents                           $43,845  $40,797
  Investments                                          34,214   38,874
  Accounts receivable                                   3,700    5,479
  Inventories                                           2,130    2,355
  Prepaid expenses                                        820      638
  Other current assets                                  1,699    1,219
                                                 ------------ --------
    Total current assets                               86,408   89,362
                                                 ------------ --------
Property, plant and equipment, net                      5,286    6,766
Deferred tax asset                                         16      932
Goodwill                                               28,081   28,081
Other intangibles, net                                  6,952    9,903
Other assets                                               86      147
                                                 ------------ --------
    Total assets                                     $126,829 $135,191
                                                 ============ ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                       $888   $1,228
  Accrued compensation                                  1,169    2,159
  Accrued liabilities                                     929    1,083
  Income taxes payable                                      -      343
  Deferred margin                                         133        -
  Current maturities of capitalized lease
   obligations                                             19       19
                                                 ------------ --------
    Total current liabilities                           3,138    4,832
                                                 ------------ --------
Capitalized lease obligations, less current
 maturities                                                66       75
Other accrued liabilities                                 243      256

Stockholders' equity:
  Capital stock                                       160,454  157,245
  Treasury stock                                     (23,471) (20,676)
  Accumulated other comprehensive loss                   (20)      (4)
  Accumulated deficit                                (13,581)  (6,537)
                                                 ------------ --------
    Total stockholders' equity                        123,382  130,028
                                                 ------------ --------
    Total liabilities and stockholders' equity       $126,829 $135,191
                                                 ============ ========

    CONTACT: Staktek Holdings, Inc., Austin
             Kirk Patterson, 512-454-9531
             Senior Vice President and CFO
             or
             Investor Contact:
             Shelton Investor Relations
             For Staktek Holdings, Inc.
             Beverly Twing, 972-239-5119 x 126
             investors@staktek.com